UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

FedEx Freight Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-43059

Delaware	39-3560171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8285 Tournament Drive Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 560-0784

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, par value $0.10 per share	FDXF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2026, the Human Resources and Compensation Committee (the “HRCC”) of the Board of Directors of FedEx Freight Holding Company, Inc. (the “Company”) approved the following executive compensation-related matters:

TY26 AIC Plan

The HRCC approved an annual cash incentive compensation plan (the “TY26 AIC Plan”) for the transition year June 1 to December 31, 2026 (“TY26”). The performance measure for all participants in the TY26 AIC Plan is adjusted consolidated operating income, with the HRCC to approve any adjustments to the Company’s consolidated operating income following the end of TY26.

The threshold, target, and maximum objectives of the TY26 AIC Plan are specified levels of adjusted operating income. Actual adjusted operating income performance below the threshold objective for executive officers will result in no payout under the TY26 AIC Plan. Actual adjusted operating income performance exceeding the target objective under the TY26 AIC Plan will result in an above-target payout, up to the maximum payout of 200% of the target amount. Prorated payouts will be made in the event of a participant’s retirement after attaining age 60, death, or disability during TY26.

The target payouts for the Company’s executive officers under the TY26 AIC Plan as a percentage of their respective annual base salary rate (as in effect at the end of TY26) prorated for TY26 are as follows:

Name	Target Payout (as a percentage of annual base salary rate prorated for TY26)
John A. Smith President and Chief Executive Officer	175%
Clement Edward Klank III Executive Vice President – Chief Human Resources and Legal Officer	100%
Michael B. Lyons Executive Vice President – Chief Specialized Services and Commercial Officer	100%
Clinton D. McCoy Executive Vice President – Chief Operating Officer	100%
Michael Rodgers Executive Vice President – Chief Technology Officer	100%
Marshall W. Witt Executive Vice President – Chief Financial Officer	100%

TY26–CY28 LTIP

The HRCC approved a long-term equity-based incentive program (the “TY26–CY28 LTIP”) for the period June 1, 2026 to December 31, 2028 (the “Performance Period”) consisting of two components, each of which will be granted on June 29, 2026 pursuant to the Company’s 2026 Omnibus Stock Incentive Plan (the “Plan”) and the applicable form of award agreement: (i) performance stock units (“PSUs”) to be settled in the Company’s common stock that will conditionally vest on December 31,

2028 subject to the Company’s performance against an aggregate adjusted free cash flow goal for the Performance Period comprising 50% of the PSU payout opportunity and an aggregate adjusted earnings per share (“EPS”) goal for the Performance Period comprising 50% of the PSU payout opportunity (75% of the target TY26–CY28 LTIP payout for executive officers, the “LTIP PSUs”) and (ii) a grant of restricted stock units (“RSUs”) that will vest in three installments, with 33.33% vesting on May 15, 2027, 33.33% vesting on March 31, 2028, and 33.34% vesting on February 15, 2029 (25% of the target TY26–CY28 LTIP payout for executive officers, the “LTIP RSUs”).

Neither the LTIP PSUs nor the LTIP RSUs will accrue dividend equivalent rights. The HRCC will approve any adjustments to the Company’s EPS and free cash flow for purposes of the LTIP PSUs following the end of the applicable transition year or calendar year during the Performance Period.

The target payouts for the Company’s executive officers under the TY26–CY28 LTIP as a percentage of their respective annual base salary are as follows:

Name	Target Payout (as a percentage of annual base salary)[1]
John A. Smith	450%
Clement Edward Klank III	200%
Michael B. Lyons	200%
Clinton D. McCoy	200%
Michael Rodgers	200%
Marshall W. Witt	200%

1 LTIP PSUs comprise 75% of the target TY26–CY28 LTIP payout for executive officers and LTIP RSUs comprise 25% of the target TY26–CY28 LTIP payout for executive officers.

The HRCC also approved applying the same performance measures as approved for the LTIP PSUs to the one-time award of PSUs granted by FedEx Corporation (“FedEx”) in September 2025 to certain of its officers that converted to PSUs of the Company in connection with the spin-off of the Company from FedEx into an independent, publicly traded company on June 1, 2026 (the “Spin-Off”) pursuant to the Employee Matters Agreement, dated as of May 31, 2026, by and between the Company and FedEx (the “Converted PSUs”). Mr. Smith holds Converted PSUs with an original target value of $825,000 and each of Messrs. Klank, Lyons, McCoy, and Rodgers hold Converted PSUs with an original target value of $155,000. The Converted PSUs accrue dividend equivalent rights.

Spin-Off and Offer Letter Bonuses

In recognition of the successful and timely completion of the Spin-Off, the HRCC approved (i) cash bonuses of $100,000 to each of Messrs. Klank, Lyons, McCoy, Rodgers, and Witt and (ii) RSUs to be granted on June 29, 2026 with a target value of $1,000,000 to Mr. Smith, $500,000 to Mr. Rodgers, and $250,000 to each of Messrs. Klank, Lyons, McCoy, and Witt and that will fully vest on May 15, 2027 (the “Spin-Off RSUs”). The Spin-Off RSUs will not accrue dividend equivalent rights.

The HRCC also approved a $585,000 cash bonus to Mr. Witt that is payable in connection with the Spin-Off pursuant to the terms of his offer letter with the Company, dated as of September 30, 2025, a copy of which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form 10, filed with the SEC on January 16, 2026, as amended by Amendment No. 1, filed with the SEC on April 10, 2026.

Treatment of Equity-Based Awards Upon Retirement, Death, or Disability

The HRCC approved a Policy Regarding Treatment of Equity-Based Awards Upon Retirement (the “Equity-Based Retirement Policy”), effective as of June 24, 2026. Pursuant to the Equity-Based Retirement Policy, an employee holding equity-based awards granted under the Plan on or after the Spin-Off (excluding awards converted in connection with the Spin-Off, including the Converted PSUs) will be eligible for retirement treatment if, at the time of the cessation of the employee’s service, (i) the sum of the employee’s age and total years of service (including employment by FedEx or any of its subsidiaries at any point prior to the Spin-Off) equals or exceeds 70, (ii) the employee has attained a minimum age of 55, and (iii) the employee has completed a minimum of 10 years of total service.

Upon a qualified retirement pursuant to the Equity-Based Retirement Policy, (i) LTIP PSUs will vest on a prorated basis based on the length of service during the applicable performance period and actual achievement of the applicable performance measures during the full performance period, with settlement following the HRCC’s determination of actual performance, and (ii) LTIP RSUs and Spin-Off RSUs will fully vest, with settlement as soon as practicable following retirement, in each case subject to the participant’s ongoing compliance with applicable restrictive covenants, clawback and recoupment policies, and other post-termination obligations. The HRCC approved an exception to the Equity-Based Retirement Policy to provide that (i) the LTIP RSUs granted to Mr. Rodgers will fully vest upon his retirement at or after age 60 provided that he remains employed by the Company through May 15, 2027 and (ii) the Spin-Off RSUs granted to Mr. Rodgers will fully vest upon his retirement at or after age 60.

Pursuant to the terms of the Form of Performance Stock Unit Agreement and Form of Restricted Stock Unit Agreement approved by the HRCC, if the participant’s service terminates due to death or disability prior to the applicable vesting or payment date, (i) LTIP PSUs will immediately vest at the target level of performance and (ii) LTIP RSUs and Spin-Off RSUs will immediately vest, with shares underlying such PSUs and RSUs issued as promptly as practicable thereafter.

Except as described above, if a participant’s service terminates prior to the applicable vesting, measurement, or payment date, the participant’s unvested LTIP PSUs, LTIP RSUs, and Spin-Off RSUs will be forfeited.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Form of Performance Stock Unit Agreement, Form of Restricted Stock Unit Agreement, and Policy Regarding Treatment of Equity-Based Awards Upon Retirement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDEX FREIGHT HOLDING COMPANY, INC.

By:	/s/ C. Edward Klank III
Name: C. Edward Klank III
Title: Executive Vice President – Chief Human Resources and Legal Officer

Date: June 26, 2026

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